EXHIBIT 10.7.4

CATHAY GENERAL BANCORP
2005 INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated ‹GRANT DATE›, (the “Grant Date”) between Cathay General Bancorp, a Delaware corporation (“Company”), and ‹EMPLOYEE›‹NAME› (the “Employee”), is entered into as follows:

WITNESSETH:

WHEREAS, the Company established the 2005 Incentive Plan, which it amended by corporate resolution on January 21, 2010 (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company or its delegates (the “Committee”) has determined that the Employee shall be granted restricted stock units representing hypothetical shares of the Company’s common stock (“Restricted Stock Units”), with each Restricted Stock Unit representing one share of the Company’s common stock (the “Stock”), subject to the restrictions stated below and in accordance with the terms and conditions of the Plan. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan.

THEREFORE, the parties agree as follows:

1.
Grant of Restricted Stock Units. Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee Restricted Stock Units covering ‹SHARES› shares of Stock (the “Shares”). The value of any Restricted Stock Units that are granted to Employee shall not exceed one-third of Employee’s total “annual compensation” as determined for 2011 pursuant to, and within the meaning of, the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery Reinvestment Act of 2009, and as amended from time to time, and the rules and regulations promulgated thereunder (“EESA”) (the “Maximum Amount”). To the extent the value of any grant of Restricted Stock Units exceeds the Maximum Amount, as determined for 2011, the number of shares covering Restricted Stock Units shall be automatically reduced to equal the Maximum Amount.

2.
Vesting Schedule. Subject to Employee’s not experiencing a Cessation of Employment (as defined in Section 4(b)) the interest of the Employee in the Restricted Stock Units shall vest on the second anniversary of the Grant Date, provided however, that if the NASDAQ stock market is not open for trading on such date, then the interest of the Employee in the Restricted Stock Units shall vest on the first date thereafter that the NASDAQ stock market is open for trading (the “Vesting Date”). Therefore, provided the Employee has not experienced a Cessation of Employment prior to the close of business on the Vesting Date, the interest of the Employee in the Restricted Stock Units shall become vested on that date.

3.
Benefit Upon Vesting. Upon the vesting of the Restricted Stock Units, the Employee shall be entitled to receive, as soon as administratively practicable, the Shares equal to the number of Restricted Stock Units that have vested, unless the Company is restricted from issuing such Shares pursuant to the EESA or any other applicable law, rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority. The Shares issued under this Section 3 may not be transferred during the Restriction Period as defined in Section 4(a) below, except to the extent permitted under the EESA.

4.	Restrictions.

(a)
Except as otherwise provided for in this Agreement, the Restricted Stock Units or rights granted hereunder may not be sold, pledged, assigned,, hypothecated, transferred, or disposed of in any manner until the Restricted Stock Units become vested in accordance with Section 2 and the Shares are issued under Section 3. Any Shares issued by the Company pursuant to the grant of Restricted Stock Units under this Agreement shall not be transferable (within the meaning of the EESA), except to the extent permitted under the EESA. The period of time between the date hereof and the date the Restricted Stock Units become fully vested and transferable is referred to herein as the “Restriction Period.” To enforce any restrictions on the Shares, the Administrator may require the Employee to deposit the certificates representing the Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the transfer restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the transfer restrictions be placed on the certificates.

(b)
If the Employee’s employment with the Company is terminated at any time for any reason other than as a result of the Employee’s death or “disability,” as defined in the EESA, prior to the Vesting Date (“Cessation of Employment”), all Restricted Stock Units granted hereunder shall, with no further action by the Company required, be forfeited by, and no further rights shall accrue to, the Employee. In the event Employee’s employment with the Company terminates prior to the Vesting Date due to the Employee’s death or “disability,” as defined in the EESA, and provided Employee’s rights in respect of the Restricted Stock Units have not previously terminated, the vesting of Employee’s Restricted Stock Units shall be accelerated, but the Shares shall not become transferable until the Restriction Period has lapsed, except to the extent permitted under the EESA.

(c)
Employee shall be required to return to the Company the Restricted Stock Units or, where applicable, the fair market value of the Shares as of the date they became transferable (without reduction for any Shares applied to satisfy tax withholding or other obligations in respect of such Shares), to the extent the Company determines that they were granted or issued based on materially inaccurate financial statements, including, but not limited to, statements of earnings, revenues, gains or other performance metric criteria that are later found to be materially inaccurate, to the extent provided in the EESA, notwithstanding any vesting schedule herein.

5.
No Stockholder Rights. Restricted Stock Units represent hypothetical shares of Stock. Until the Shares are issued, at which time the Shares shall be subject to the transfer restrictions contained herein, the Employee shall not be entitled to any of the rights or benefits generally accorded to stockholders. In particular, Employee shall not be entitled to accrue or receive any dividends.

6.	Taxes.

(a)
The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Restricted Stock Units hereunder. In the event that the Company or the Employer (as defined below) is required to withhold taxes as a result of the grant or vesting of Restricted Stock Units, or subsequent sale of Stock acquired pursuant to such Restricted Stock Units, the Employee shall surrender a sufficient number of whole shares of such Stock or make a cash payment as necessary to cover all applicable required withholding taxes and required social insurance contributions on the Vesting Date, unless alternative procedures for such payment are established by the Company, to the extent permitted under the EESA. Without any obligation to do so, the Company, in its sole and absolute discretion, may withhold from the Shares otherwise issuable on the Vesting Date, a number of Shares (rounded down to the nearest whole Share) sufficient to cover the applicable required withholding taxes, to the extent permitted under the EESA. The Shares will be valued for this purpose at the closing price on the Vesting Date. The Employee will receive a cash refund for any fraction of a surrendered Share not necessary for required withholding taxes and required social insurance contributions. To the extent that any surrender of Shares or payment of cash or alternative procedure for such payment is insufficient, the Employee authorizes the Company, its Affiliates, and Subsidiaries, which are qualified to deduct tax at source, to deduct all applicable required withholding taxes and social insurance contributions from the Employee’s compensation to the extent permitted by law. The Employee agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law.

(b)
Regardless of any action the Company or the Employee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Employee’s responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Restricted Stock Units, including the vesting of Restricted Stock Units, subsequent issuance of Shares or payment of Stock and/or cash related to such Restricted Stock Units or the subsequent sale of any Stock acquired pursuant to such Restricted Stock Units; and (ii) do not commit to structure the terms or any aspect of this grant of Restricted Stock Units to reduce or eliminate the Employee’s liability for Tax-Related Items. Prior to the vesting of the Restricted Stock Units, the Employee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Employee’s participation in the Plan or the Employee’s receipt of Restricted Stock Units that cannot be satisfied by the means previously described. The Company may refuse to deliver the benefit described in Section 3 if the Employee fails to comply with the Employee’s obligations in connection with the Tax-Related Items.

(c)
Shares issued under this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”). This Agreement shall be interpreted, administered, and to the extent necessary, amended as the Company deems reasonably necessary to comply with Section 409A. In no event, however, shall the Company be liable for any damages suffered by, or tax, interest, or penalties that may be imposed upon, Employee relating to Section 409A.

7.
Data Privacy Consent. The Employee hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Employee’s personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering, and managing the Employee’s participation in the Plan. The Employee understands that the Company, its Affiliates, its Subsidiaries and the Employer hold certain personal information about the Employee, including, but not limited to, name, home address, and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Employee’s favor for the purpose of implementing, managing and administering the Plan (“Data”). The Employee understands that the Data may be transferred to any third parties assisting in the implementation, administration, and management of the Plan, that these recipients may be located in the Employee’s country or elsewhere and that the recipient country may have different data privacy laws and protections than the Employee’s country. The Employee understands that Employee may request a list with the names and addresses of any potential recipients of the Data by contacting Cathay Bank Director of Human Resources. The Employee authorizes the recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Employee’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Employee may elect to deposit any Stock acquired under the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer, and manage participation in the Plan. The Employee understands that Employee may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Cathay Bank Director of Human Resources in writing. The Employee understands that refusing or withdrawing consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, the Employee understands that Employee may contact the Cathay Bank Director of Human Resources.

8.
Plan Information. The Employee acknowledges that the Employee has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website at: http://www.cathaygeneralbancorp.com. The Employee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Cathay Bank Director of Human Resources.

9.	Acknowledgment and Waiver. By accepting this grant of Restricted Stock Units, the Employee acknowledges and agrees that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time pursuant to the terms of the Plan, including without limitation to the extent the Company reasonably deems it required by the EESA or any other applicable law, rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority, unless otherwise provided in the Plan or this Agreement;

(b)
this Agreement, including without limitation, the terms of this grant of Restricted Stock Units, may be modified, amended, suspended, or terminated by the Company at any time, in its sole discretion, to the extent the Company reasonably deems it required by the EESA or any other applicable law, rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority;

(c)
the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares, Stock, or Restricted Stock Units, or benefits in lieu of Shares, Stock, or Restricted Stock Units, even if Shares, Stock, or Restricted Stock Units have been granted repeatedly in the past;

(d)
the Employee’s participation in the Plan shall not create a right to further employment with Employer, shall not create an employment agreement between the Employee and the Employer and shall not interfere with the ability of Employer to terminate the Employee’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law;

(e)
restricted stock units, restricted stock unit grants, and resulting benefits are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and is outside the scope of the Employee’s employment contract, if any; and restricted stock units, restricted stock unit grants, and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments insofar as permitted by law;

(f)
in consideration of this grant of Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of this grant of Restricted Stock Units or diminution in value of this grant of Restricted Stock Units resulting from Cessation of Employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) or from modification, amendment, suspension, or termination of the Plan or this Agreement pursuant to Section 9(a) or 9(b) and the Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, the Employee shall be deemed irrevocably to have waived any entitlement to pursue such claim; and

(g)
notwithstanding any terms or conditions of the Plan to the contrary, in the event of Cessation of Employment (whether or not in breach of local labor laws), the Employee’s right to receive benefits under this Agreement, if any, will terminate effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law). In the event of termination of the Employee’s employment due to death or “disability” (as defined in the EESA), the Employee’s right to receive benefits under this Agreement after such termination, if any, will be determined as of the Employee’s last day worked.

10.	Miscellaneous.

(a)
The Company shall not be required to treat as the owner of Restricted Stock Units, and associated benefits hereunder, any transferee to whom such Restricted Stock Units or benefits shall have been so transferred in violation of this Agreement.

(b)
The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement or as required by applicable law, rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority, including, but not limited to, the EESA.

(c)	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at Employee’s address then on file with the Company.

(d)
The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employer and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except by means of a writing signed by the Company and the Employee or to the extent reasonably necessary to comply with any applicable law, rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority, including, but not limited to, the EESA. This Agreement is governed by the laws of the state of Delaware to the extent not governed by applicable federal law. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Certain other important terms governing this contract are contained in the Plan.

(e)
If the Employee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

(f)
If the Employee is employed overseas and is not a resident of the United States, the Employee is advised to consider the following: This offer of Restricted Stock Units and the shares covered by Restricted Stock Units is not a public offer of securities and is available only to employees of the Company or any Affiliate participating in the Plan. The contents of this Agreement and the Plan have not been reviewed by any regulatory authority outside of the United States. Employee is advised to exercise caution in regard to this offer. If Employee is in any doubt as to the contents of this Agreement and the Plan, Employee should obtain independent professional advice.

(g)
The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

CATHAY GENERAL BANCORP
Accepted by Employee:

By
[Officer Name] [Title]

RETAIN A COPY OF THIS AGREEMENT FOR YOUR RECORDS